Exhibit 99.2

Contact:	Company Contact:	or	Investor Contact:
	Arnaldo Galassi		Yvonne L. Zappulla
	VP & CFO		Managing Director
	VendingData Corporation		Wall Street Consultants Corp.
	702-733-7195		212-681-4108
	agalassi@vendingdata.com		Yvonne@WallStreetIR.com
VendingData™ Signs Stock Purchase and Product Participation
Agreement with Elixir Group Limited
•	VendingData to place slot machines on participation throughout Asia

•	VendingData secures a significant recurring revenue income business model

•	Elixir releases its next generation slot machine technology at G2E Asia gaming show
LAS VEGAS, Nevada — (PRNewsWire) — June 13, 2007-VendingData™ Corporation (AMEX: VNX) and Melco International Development Limited (“Melco”) subsidiary Elixir Group Limited (“Elixir”) announced today in Macau a further expansion of their strategic alliance pursuant to a Securities Purchase and Product Participation Agreement recently entered into by the parties. The agreement provides that VendingData will become a 75% owned subsidiary of Elixir with a strong and growing high margin recurring revenue base. The agreement is subject to certain conditions, including the approval of VendingData common stock shareholders, and is expected to close in the third quarter of 2007.
VendingData’s business model is expected to be significantly broadened to include the placement of slot machines on a participation basis throughout Asia, in addition to the existing table games based product lines. The new business line of placing slot machines otherwise referred to as electronic gaming machines, on participation is expected to provide VendingData with an immediate, significant, high margin and greatly accelerated growing revenue stream which is predominately recurring.
Elixir will use its unique and extensive network to source venues throughout Asia to enter into gaming machine participation arrangements with VendingData. Elixir will typically assist the operator in designing the gaming machine floor layout of the venue.
It is expected that by December 31, 2008, Elixir will have secured placements of over 3,000 gaming machines on participation for VendingData with an expectation of a net win rate per machine of approximately US$125. Per the agreement VendingData will receive 20% of the net win, or US$25 per machine per day for VendingData. Based on current projections, the growth in both number of gaming machines placed and EBITDA to VendingData from this new revenue stream is expected to be 50% or greater in 2009.

VendingData will acquire all of its future gaming machine requirements from Elixir. Elixir announced at the press conference today the release of its next generation gaming machine technology on display at the Elixir Gaming Technologies Inc booth at G2E Asia, including its:
•	first Elixir branded gaming machine;

•	thin client server based solution, the Elixir GameStation, that provides the industry’s leading downloadable gaming solution to its customers;

•	established library of hundreds of games for the Elixir GameStation ; and

•	live videostreamed gaming capabilities via the top box of the Elixir gaming machine.
VendingData announced in October 2006 that it had entered into a series of multi-faceted alliance agreements with Elixir and that it would join the Asian gaming technology alliance. As foreshadowed at the time, VendingData is in discussions to finalize documentation to manufacture Elixir’s gaming machines at its manufacturing facility in mainland China. Further, Elixir’s R&D Centre in Macau which is focused on creating game content for the Asian gaming markets is being transferred to and housed at VendingData’s engineering facility in Zhuhai. Zhuhai, located directly opposite Macau in mainland China, has numerous universities and represents a large and strategic talent pool for software and mechanical engineers.
According to the terms of the Stock Purchase and Product Participation Agreement, Elixir will “earn-in” an equity interest in VendingData based on it securing venues that enter into participation arrangements with VendingData over specified numbers of gaming machines. Elixir will be issued up to 55 million VendingData common shares and warrants, with a strike price of $2.65, to purchase up to 88 million additional common shares subject to the target number of gaming machines contracted to be placed on participation being achieved as per below.

Gaming machines contracted	Shares issued to	Warrants issued to
to be placed on participation	Elixir (million)	Elixir (million)
1,000 2,000 3,000 4,000 5,000	25 15 10 5 0	0 22 22 22 22
In addition to the above, VendingData will reduce by $1.00 per share the exercise price of 10 million warrants of the warrants sold to Elixir in January 2007 (which currently have exercise prices ranging from $3.00 per share to $5.50 per share) when 2,000 gaming machines are placed on participation and conduct further reductions in the exercise prices by $1.00 per share at the 3,000 and 4,000 placement levels. The remaining 6 million of the total 16 million warrants granted in the October 2006 transaction will remain priced at $2.65.

Pursuant to the agreement, VendingData has agreed to expand it’s Board to eight members and nominate to its Board of Directors three persons appointed by Elixir, who shall be elected to the VendingData Board effective as of the close under the agreement.
The Securities Purchase and Product Participation Agreement includes customary representations, warranties, and covenants by Elixir and VendingData. The transactions contemplated by the agreement are conditioned upon completion by Elixir of a satisfactory due diligence investigation of VendingData and the approval of the agreement, including the election of the Elixir nominees and an amendment to VendingData’s articles of incorporation to increase its authorized capital, by VendingData’s stockholders. The above transactions are expected to close, subject to VendingData shareholder approval, during the third quarter of this year,. VendingData is also in the process of entering into a license agreement to change its name to Elixir Gaming Technologies Inc that will become effective on closing of the transaction above.
Gordon Yuen, CEO of Elixir commented, “VendingData has proven to be an excellent long term partner for Elixir Gaming. I am very pleased that a significant pan Asian gaming machine participation business will be created within VendingData and confident that as a result of our world class distribution capabilities, other partnerships in the region, and our gaming software content on display here today our gaming machine placement high growth targets will be met”.
Mark Newburg, CEO of VendingData commented, “This agreement is a transformational event for VendingData in terms of our business model and the significant opportunities for growth in the future due to the outstanding relationship with Elixir, their position as the emerging leader in Asian based game development, and their established dominant presence in service and distribution in Asia. The immediate impact of this relationship creates an opportunity for our company to adopt a participation model in the slot machine business which more than doubles our potential revenues for 2008. Further, Elixir’s majority ownership in VendingData will position both organizations to continue the development of the combined business model and deliver outstanding value to shareholders as the dominant force in the industry in Asia.”
Forward-Looking Statements:
This press release report contains forward-looking statements concerning VendingData and Elixir within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those forward-looking statements include statements regarding expectations for the transaction between VendingData and Elixir, including the expected closing of the transaction; Elixir’s projections for the placement of gaming machines; and the net win, and VendingData’s share of the net-win, from such gaming machines. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, the risk that transaction may not be completed in the third quarter of 2007 or at all; risks related to Elixir’s inability to place gaming machines at significant levels or at all; risks related to the inability of VendingData to satisfy the conditions to Elixir’s obligation to consummate the transaction; risks relating to Elixir’s ability to place games that generate the expected amount of net-win; risks related to the costs of the transaction. VendingData cautions readers not to place undue reliance on any forward-looking statements. VendingData does not undertake, and specifically disclaims any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

Additional Information
VendingData Corporation intends to file with the Securities and Exchange Commission a proxy statement and other relevant documents in connection with its solicitation of shareholder approval of the proposed transaction. Investors and security holders are advised to read the proxy statement regarding the proposed transaction when it becomes available, because it will contain important information. Investors and security holders may obtain a free copy of the proxy statement, when available, and other documents filed by VendingData at the Securities and Exchange Commission’s web site at www.sec.gov. The proxy statement and such other documents may also be obtained, when available, from VendingData Corporation by directing such request to VendingData Corporation, 1120 Town Center Drive, Suite 260, Las Vegas, Nevada 89144, Attention: Investor Relations. VendingData and its executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of VendingData with respect to the transactions contemplated by the Securities Purchase and Product Participation Agreement. A description of any interests that VendingData’s directors and executive officers have in the proposed transaction will be available in the proxy statement. Information regarding VendingData’s officers and directors is included in VendingData’s Form 10-KSB filed with the Securities and Exchange Commission on April 13, 2007. These materials are available free of charge at the Securities and Exchange Commission’s web site at http://www.sec.gov and from VendingData Corporation.
CONFERENCE CALL
Conference Call Details:

Date/Time:	Thursday, June 14, 2007—10:00 a.m. (ET)
Telephone Number:	800-291-9234
International Dial-In Number:	617-614-3923
Participant Pass code:	59844132
Internet Access:	www.vendingdata.com or www.earnings.com
It is recommended that participants phone-in at least 10 minutes before the call is scheduled to begin. A replay of the conference call in its entirety will be available approximately one hour after its completion by dialing 888-286-8010 (U.S.), 617-801-6888 (International) and entering the pass code 36659843, and on the Internet at www.earnings.com.